Exhibit 3.04

DELAWARE

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEDIFY SOLUTIONS LIMITED", CHANGING ITS NAME FROM "MEDIFY SOLUTIONS LIMITED" TO "PETEL INCORPORATED", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2007, AT 8:57 O'CLOCK A.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of state

DATE: 04-30-07

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Medify Solutions Limited resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST' so that, as amended, said Article shall be and read as follows:

THE NAME OF THIS CORPORATION SHALL BE PETEL INCORPORATED

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 26th day of April, 2007.

By: /s/ Ian O’Reilly

Authorized Officer

Title: President and CEO

Name: Ian O’Reilly

Print of Type

State of Delaware

Secretary of State

Division of Corporations

Delivered 9:01 AM .04/30/2007

FILED 08:57 AM 04/30/2007

SRV 070492338 - 3856268 FILE